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                                                                      EXHIBIT 11

                                     PALFED, INC.

                STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                                          For the years ended December 31
                                       -----------------------------------
                                         1995          1994          1993
                                         ----          ----          ----
Weighted average shares outstanding   5,095,811   5,136,668     2,112,398
Stock options outstanding               184,233     186,000       136,000
Shares assumed repurchased             (117,474)   (152,946)     (111,807)
                                      ---------   ---------     ---------
Average common and common equivalent
 shares (1)                           5,162,570   5,169,722     2,136,591
                                      ---------   ---------     ---------
                                      ---------   ---------     ---------

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(1) Stock options outstanding less shares assumed repurchased are common equivalent shares.